UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2017
Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600,
Dallas, Texas 75225
(Address of principal executive offices) (zip code)
(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2017, Energy Transfer Equity, L.P. (the “Partnership”) entered into a Senior Secured Term Loan Agreement (the “Term Credit Agreement”) with Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto (the “Term Lenders”). The Term Credit Agreement has a scheduled maturity date of February 2, 2024, with an option for the Partnership to extend the term subject to the terms and conditions set forth therein.
As previously reported by Energy Transfer Partners, L.P. (“ETP”), ETP, the general partner of ETP (“ETP GP”), Sunoco Logistics Partners L.P. (“SXL”), Sunoco Partners LLC (“SXL GP”), and, solely for purposes of certain provisions therein, the Partnership have entered into that certain Agreement and Plan of Merger, dated as of November 20, 2016 (as amended by that certain Amendment No. 1 to the Agreement and Plan of Merger dated as of December 16, 2016 and as further amended or otherwise modified from time to time, “Merger Agreement”), pursuant to which the parties agreed that, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) SXL GP will be merged with and into ETP GP (the “GP Merger”), with ETP GP surviving the GP Merger as an indirect wholly owned subsidiary of ETE, and (ii) SXL Merger Sub LP will be merged with and into ETP (the “MLP Merger” and, together with the GP Merger, the “SXL Transaction”), with ETP surviving the MLP Merger as a wholly owned subsidiary of SXL. For more information on the SXL Transaction, please read ETP’s Current Report on Form 8-K filed on November 21, 2016 and ETP’s Current Report on Form 8-K filed on December 21, 2016.
Pursuant to the Term Credit Agreement, the Term Lenders have provided senior secured financing in an aggregate principal amount of $2,200,000,000 (the “Term Loan Facility”). The Partnership shall not be required to make any amortization payments with respect to the term loans under the Term Credit Agreement. Under certain circumstances, the Partnership is required to prepay the term loan in connection with dispositions of (a) incentive distribution rights (“IDRs”) in (i) prior to the consummation of the MLP Merger, ETP , and (ii) upon and after the consummation of the MLP Merger, SXL ; or (b) equity interests of any person which owns, directly or indirectly, IDRs in (i) prior to the consummation of the MLP Merger, ETP, and (ii) upon and after the consummation of the MLP Merger, SXL, in each case, yielding net proceeds in excess of $50,000,000.
Under the Term Credit Agreement, the obligations of the Partnership are secured by a lien on substantially all of the Partnership’s and certain of its subsidiaries’ tangible and intangible assets including (i) approximately 18.4 million common units representing limited partner interests in ETP and approximately 81.0 million Class H units of ETP owned by the Partnership; and (ii) the Partnership’s 100% equity interest in Energy Transfer Partners, L.L.C. and Energy Transfer Partners GP, L.P., through which the Partnership indirectly holds all of the outstanding general partnership interests and IDRs in, immediately prior to the consummation of the MLP Merger, ETP and, immediately after the consummation of the MLP Merger, SXL. The Term Loan Facility initially will not be guaranteed by any of the Partnership’s subsidiaries.
Interest accrues on advances at a LIBOR rate or a base rate plus an applicable margin based on the election of the Partnership for each interest period. The applicable margin for LIBOR rate loans is 2.75% and the applicable margin for base rate loans is 1.75%. Proceeds of the borrowings under the Term Credit Agreement were used to refinance amounts outstanding under the Partnership’s existing term loan facilities and to pay transaction fees and expenses related to the Term Loan Facility and other transactions incidental thereto.
The Term Credit Agreement contains customary representations, warranties, covenants and events of default, including a change of control event of default and limitations on incurrence of liens, new lines of business, mergers, transactions with affiliates and restrictive agreements. The Term Credit Agreement also includes covenants limiting, as of the last day of each fiscal quarter, the ratio of the funded debt of the Partnership to the EBITDA (as defined in the Credit Agreement) of the Partnership, measured for the preceding twelve months, to not more than 6.00 to 1.00. This requirement is subject to a provision for increases to 7.00 to 1.00 in connection with certain future acquisitions. In addition, the Term Credit Agreement includes a covenant requiring, as of the last day of each quarter, the ratio of EBITDA of the Partnership to consolidated interest expense of the Partnership, measured for the preceding twelve months, to be not less than 1.50 to 1.00. During the continuance of an event of default, the Term Lenders may take a number of actions, including declaring the entire amount then outstanding under the Term Credit Agreement due and payable.
The foregoing description of the Term Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Credit Agreement, which is filed as Exhibit 10.1 hereto.

Item 1.02. Termination of a Material Definitive Agreement.

On February 2, 2017, and in connection with entry into the Term Credit Agreement, the Partnership terminated each of its (a) Senior Secured Term Loan Agreement, dated as of December 2, 2013 among the Partnership, the lenders party thereto from time to time and Credit Suisse AG, as administrative agent, and (b) Senior Secured Term Loan C Agreement, dated as of March 5, 2015 among the Partnership, the lenders party thereto from time to time and Credit Suisse AG, as administrative agent.

The information provided in Item 1.01 is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements of a Registrant.
The information provided in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Senior Secured Term Loan Agreement, dated February 2, 2017 among Energy Transfer Equity, L.P., Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.
		By:	LE GP, LLC, its general partner

Date:	February 2, 2017	By:	/s/ John W. McReynolds
John W. McReynolds
President

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
10.1	Senior Secured Term Loan Agreement, dated February 2, 2017 among Energy Transfer Equity, L.P., Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party hereto.